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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 to be filed on or about December 10, 1996 for the registration of 150,000 shares of common stock) pertaining to the Employee Stock Purchase Plan of First USA Paymentech, Inc. of our report dated July 16, 1996, with respect to the consolidated financial statements of First USA Paymentech, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                                           Ernst & Young LLP

Dallas, Texas
December 9, 1996